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                                                           EXHIBIT 24.2


                          POWER OF ATTORNEY

     Each undersigned officer of Solutia Inc. (the "Company"), a Delaware corporation, does hereby appoint Karl R. Barnickol and Karen L. Knopf, each of them with full power to act without the other, as true and lawful attorneys-in-fact, to sign on that undersigned officer's behalf the Registration Statement on Form S-8 and any Amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 covering the registration of securities of the Company to be issued under the Solutia Inc. 2000 Stock-Based Incentive Plan.

     IN WITNESS WHEREOF, I have signed this Power of Attorney as of this 26th day of April, 2000.


/s/ Robert A. Clausen                 /s/ James M. Sullivan
------------------------------------  ------------------------------------
Robert A. Clausen                     James M. Sullivan
Senior Vice President                 Vice President and Controller
and Chief Financial Officer           (Principal Accounting Officer)
(Principal Financial Officer)